Exhibit 10.1

THIS AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE MAKER MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

EVE MOBILITY ACQUISITION CORP
AMENDED AND RESTATED CONVERTIBLE PROMISSORY NOTE

Principal Amount: Up to U.S.$1,500,000	Dated as of February 21, 2024

This Note amends and restates the Convertible Promissory Note, dated May 15, 2023, by and between Maker and Payee (each, as defined below), it its entirety.

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, EVe Mobility Acquisition Corp, a Cayman Islands exempted company (“Maker”), promises to pay to EVe Mobility Sponsor LLC, a Cayman Islands limited liability company (“Payee”), or order, the principal sum of One Million and Five Hundred Thousand U.S. Dollars (U.S.$1,500,000), including the outstanding balance of that certain Administrative Services Agreement (the “Administrative Services Agreement”), dated as of December 14, 2021, by and between Maker and Payee as of December 31, 2023 owed by Maker to Payee, and any costs and expenses incurred under the Administrative Services Agreement through the date hereof, or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The entire unpaid principal balance of this Note shall be due and payable in full on the earlier of: (i) June 17, 2024, and (ii) the date on which Maker consummates a merger, capital share or stock exchange, asset acquisition, share or stock purchase, reorganization or similar business combination (the “Business Combination”) with one or more businesses (such earlier date of (i) and (ii), the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). The principal balance may be prepaid at any time by Maker, at its election and without penalty; provided, however, that Payee shall have a right to first convert such principal balance pursuant to Section 6 below upon notice of such prepayment. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of Maker, be obligated personally for any obligations or liabilities of Maker hereunder.

2. No Further Drawdown Requests. Maker and Payee agree that, as of the date hereof, Maker shall not be entitled to request, and Payee shall not be obligated to pay, any further draw downs on the outstanding principal balance of this Note.

3. Interest. No interest shall accrue on the unpaid principal balance of this Note.

4. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note on the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6. Conversion

(a) Mandatory Conversion. On any Maturity Date pursuant to clause (ii) of Section 1 of this Note, any unpaid principal amount outstanding under this Note (or any portion thereof) up to $1,500,000 shall be converted into Class A Ordinary Shares, par value $0.0001 per share, of Maker (“Class A Ordinary Shares”), at a conversion price (the “Conversion Price”) equal to $10.00 per Class A Ordinary Share. Before this Note may be converted under this Section 6(a), Payee shall surrender this Note, duly endorsed, to Maker and shall state therein the amount of the unpaid principal balance of this Note to be converted and the name or names in which the certificates for the Class A Ordinary Shares are to be issued (or the book-entries to be made to reflect ownership of such Class A Ordinary Shares with Maker’s transfer agent); provided that such principal amount is no greater than $1,500,000. To the extent that this Note is not converted and/or repaid in full, a replacement Note shall be issued to Payee reflecting the remaining unpaid principal amount not so converted and/or repaid. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Class A Ordinary Shares upon such conversion shall be treated for all purposes as the record holder or holders of such Class A Ordinary Shares as of such date. The Class A Ordinary Shares shall each constitute a “Registrable Security” pursuant to that certain Registration Rights Agreement, dated as of December 14, 2021, by and among Maker, Payee and the other parties thereto.

(b) Remaining Principal. The entire accrued and unpaid principal balance of this Note that is not converted into Class A Ordinary Shares shall continue to remain outstanding and to be subject to the conditions of this Note or such replacement Note referred to in Section 6(a).

(c) Effect of Conversion. Upon conversion of this Note and otherwise remaining outstanding, this Note shall be cancelled and void without further action of Maker or Payee, and Maker shall be forever released from all its obligations and liabilities under this Note.

7. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

9. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

10. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail (including .pdf), to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

11. Construction. This note shall be construed and enforced in accordance with the laws of the State of New York.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which proceeds of Maker’s initial public offering (including the deferred underwriting discounts and commissions) and proceeds of the sale of private placement units of the Maker were deposited, as described in greater detail in the registration statement on Form S-1 (File No. 333-261053), filed by the Maker with the U.S. Securities and Exchange Commission, that was declared effective on December 14, 2021, and the related prospectus, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

14. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

15. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature Page Follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

EVE MOBILITY ACQUISITION CORP

By:	/s/ Maximilian A. Staedtler
	Name:	Maximilian A. Staedtler
	Title:	Chief Executive Officer

Agreed and acknowledged:

EVE MOBILITY SPONSOR LLC

By:	/s/ Kashif Sheikh
	Name:	Kashif Sheikh
	Title:	Chief Financial Officer

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